     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          NEUROCRINE BIOSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                     33-0525145
  ------------------------                ------------------------------------
  (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             3050 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


         NEUROCRINE BIOSCIENCES, INC. AMENDED 1992 INCENTIVE STOCK PLAN
         NEUROCRINE BIOSCIENCES, INC. AMENDED 1996 DIRECTOR OPTION PLAN
          NORTHWEST NEUROLOGIC, INC. RESTATED 1997 INCENTIVE STOCK PLAN
                            (FULL TITLE OF EACH PLAN)


                                  GARY A. LYONS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                    DIRECTOR
                             3050 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (619) 658-7600
     (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)


                                   COPIES TO:
                              MICHAEL J. O'DONNELL
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                               PROPOSED            PROPOSED
                                                                MAXIMUM             MAXIMUM
    TITLE OF EACH CLASS                  AMOUNT                OFFERING            AGGREGATE             AMOUNT OF
     OF SECURITIES TO                     TO BE                  PRICE              OFFERING           REGISTRATION
      BE REGISTERED                    REGISTERED (1)          PER SHARE             PRICE                  FEE
-------------------------------------------------------------------------------------------------------------------
1992 Incentive Stock Plan
Common Stock, $0.001 par value        600,000 shares            $ 7.99(2)       $4,795,899.84(2)        $1,414.79
1996 Director Option Plan
Common Stock, $0.001 par value        100,000 shares            $ 8.03(2)       $  803,125.00(2)        $  236.92
1997 Stock Incentive Plan
Common Stock, $0.001 par value        105,414 shares            $ 1.16          $  121,862.50           $   35.95

===================================================================================================================
TOTAL                                    805,414                                $5,720,887.34           $1,687.66
===================================================================================================================



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Incentive Stock Plan, 1996 Director Option Plan and/or 1997 Stock Incentive Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Neurocrine Biosciences, Inc.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 23, 1998.





================================================================================

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

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.       PLAN INFORMATION.

       The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

       There are hereby incorporated by reference the following documents and information heretofore filed with the Commission:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on April 10, 1998;

       (2) The Registrant's Current Report on Form 8-K filed with the Commission on March 13, 1998;

       (3) The Registrant's Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the Commission on May 15, 1998;

       (4) The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act
on April 2, 1996, and any further amendment or report filed hereafter for the purpose of updating such description; and

       (5) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law generally allows the Registrant to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

       Article VII of the Registrant's Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of the Registrant's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.       EXHIBITS.

       See Exhibit Index on the page following the signature page below.

ITEM 9.       UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Neurocrine Biosciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of June, 1998.

                                    NEUROCRINE BIOSCIENCES, INC.



                                    By: /S/ GARY A. LYONS
                                        Gary A. Lyons
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       SIGNATURE                           TITLE                            DATE
--------------------------      -------------------------------         -------------
/S/ GARY A. LYONS               President, Chief Executive              June 24, 1998
--------------------------         Officer and Director
Gary A. Lyons                      (Principal Executive Officer)


/S/ PAUL W. HAWRAN              Chief Financial Officer                 June 24, 1998
--------------------------         (Principal Financing
Paul W. Hawran                     and Accounting Officer)





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

/S/ JOSEPH A. MOLLICA           Chairman of the Board of Directors      June 24, 1998
--------------------------
Joseph A. Mollica

/S/ HARRY F. HIXSON, JR.        Director                                June 24, 1998
--------------------------
Harry F. Hixson, Jr.

/S/ WYLIE W. VALE               Director                                June 24, 1998
--------------------------
Wylie W. Vale

                                Director                                June __, 1998
--------------------------
Richard F. Pops

/S/ DAVID E. ROBINSON           Director                                June 24, 1998
--------------------------
David E. Robinson

/S/ ERROL B. DESOUZA            Director                                June 24, 1998
--------------------------
Errol B. DeSouza

                                INDEX TO EXHIBITS


Exhibit
Number         Document
------         --------
4.1            Neurocrine Biosciences, Inc. Amended 1992 Incentive Stock Plan and related form of agreement.
4.2            Neurocrine Biosciences, Inc. Amended 1996 Director Option Plan and related form of agreement.
4.3            Northwest NeuroLogic, Inc. Restated 1997 Stock Incentive Plan and related forms of agreement.
5.1            Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.
23.1           Consent of Ernst & Young LLP, Independent Auditors.
23.2           Consent of Counsel (which is contained in Exhibit 5.1).
24.1           Power of Attorney (which is included as part of the signature page of this Registration Statement).




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